File.: 333-152770

Rule 424(3)2b
EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
One (1) deposited Share)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR PREFERRED SHARES, NO PAR
VALUE,
OF
PARANA BANCO S.A.
(INCORPORATED UNDER THE LAWS
OF BRAZIL)

OVERSTAMP: Effective August 18,
2009, each American Depositary Share
represents five (5) deposited shares.

      The Bank of New York Mellon as
depositary (hereinafter called the
Depositary), hereby certifies that
____________________________________
_________________, or registered assigns
IS THE OWNER OF
_____________________
AMERICAN DEPOSITARY SHARES
representing deposited preferred shares, no par value (herein called Shares), of Parana
Banco S.A., a company incorporated under the laws of Brazil (herein called the Company). At the date hereof, each American Depositary Share represents one
(1) Share deposited or subject to deposit under the deposit agreement at the Sao
Paulo, Brazil, office of Banco Itau, S.A.
(herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


ARTICLE 1.	THE DEPOSIT
AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of August 19, 2008
(herein called the Deposit Agreement), by
and among the Issuer, the Depositary, and
all Owners and Beneficial Owners from time
to time of Receipts issued thereunder, each
of whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
ARTICLE 2.	SURRENDER OF
RECEIPTS AND WITHDRAWAL OF
SHARES.
      Upon surrender of this Receipt at the
Corporate Trust Office of the Depositary,
and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities or evidence of
ownership of and title to such Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities or evidence of
ownership of and title to such Deposited
Securities may be made by the delivery of
(a) certificates in the name of the Owner
hereof or as ordered by him or certificates
properly endorsed or accompanied by a
proper instrument or instruments of transfer
to such Owner or as ordered by him and (b)
any other securities, property and cash to
which such Owner is then entitled in respect
of this Receipt.  Such delivery will be made
at the option of the Owner hereof, either at
the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates
for Shares or other Deposited Securities or
such documents evidencing ownership of
and title to such Deposited Securities for
such delivery at the Corporate Trust Office
of the Depositary shall be at the risk and
expense of the Owner hereof.
ARTICLE 3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, without unreasonable delay, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by a proper
instrument or instruments of transfer and
funds sufficient to pay any applicable
transfer taxes and the fees and expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require (a)
payment from the depositor of Shares or the
presentor of the Receipt of a sum sufficient
to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge or fee with
respect to the Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in the Deposit Agreement
or this Receipt, (b) the production of proof
satisfactory to it as to the identity and
genuineness of any signature and (c)
compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation,
Paragraph (22) hereof.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary or the Issuer or the
Foreign Registrar, if applicable, are closed,
or if any such action is deemed necessary or
advisable by the Depositary or the Issuer at
any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for
any other reason, subject to Paragraph (22)
hereof.  Notwithstanding any other provision
of the Deposit Agreement or the Receipts,
the surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Issuer or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares or such registration is not
required.  For purposes of the foregoing
sentence the Depositary shall be entitled to
rely upon representations and warranties
deemed made pursuant to Section 3.03 of
the Deposit Agreement and Paragraph (5)
hereof and shall not be required to make any
further investigation.
      In furtherance and not in limitation
of the foregoing, the Depositary shall not,
and it shall instruct the Custodian not to
knowingly (i) accept for deposit Shares
where such Shares have been withdrawn
from a restricted depositary receipt facility
in respect of Shares established or
maintained by a depositary bank, including
any such facility established or maintained
by the Depositary (hereinafter, a restricted
facility), or permit such Shares to be used to
satisfy any persons pre-release obligation,
unless such Shares have been acquired in a
transaction (a) registered under the
Securities Act of 1933, (b) in compliance
with Regulation S or (c) in accordance with
Rule 144 under the Securities Act of 1933,
and the Depositary may, as a condition to
accepting the deposit of such Shares under
the Deposit Agreement, require the person
depositing such Shares to provide the
Depositary with a certificate in writing to
the foregoing effect; or (ii) accept for (w)
deposit, (x) transfer or exchange, (y)
cancellation or (z) delivery in satisfaction of
any persons pre-release obligation,
depositary receipts representing Shares
issued pursuant to a restricted facility.
ARTICLE 4.	LIABILITY OF OWNER
FOR TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner hereof any part
or all of the Deposited Securities represented
by the American Depositary Shares, and
may apply such dividends or other
distributions or the proceeds of any such
sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
ARTICLE 5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor are validly issued, fully paid, and
not subject to any claim in respect of pre-
emptive rights of the holders of outstanding
Shares and that the person making such
deposit is duly authorized to do so.  Every
such person shall also be deemed to
represent that the deposit of Shares or sale of
Receipts evidencing American Depositary
Shares representing such Shares by that
person is not restricted under the Securities
Act of 1933.  Such representations and
warranties shall survive the deposit of such
Shares and issuance of Receipts.
ARTICLE 6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, proof of the identity of any person
legally or beneficially interested in the
Receipt and the nature of such interest or
such information relating to the registration
on the books of the Issuer or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary or the
Issuer may deem necessary or proper.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or of any Deposited Securities until
such proof or other information is filed or
such certificates are executed or such
representations and warranties made.  Upon
the request of the Issuer, the Depositary
shall provide the Issuer with copies of all
such certificates and such written
representations and warranties provided to
the Depositary under this Paragraph (6) and
Section 3.01 of the Deposit Agreement.  The
Issuer may from time to time request
Owners to provide information as to the
capacity in which such Owners own or
owned Receipts and regarding the identity of
any other persons then or previously
interested in such Receipts and the nature of
such interest and various other matters.
Each Owner agrees to provide any
information requested by the Issuer or the
Depositary pursuant to this paragraph.  No
Share shall be accepted for deposit unless
accompanied by evidence, if any is required
by the Depositary, that is reasonably
satisfactory to the Depositary that all
conditions to such deposit have been
satisfied by the person depositing such
Shares under Brazilian laws and regulations
and any necessary approval has been granted
by any governmental body in Brazil, if any,
which is then performing the function of the
regulation of currency exchange.
ARTICLE 7.	CHARGES OF
DEPOSITARY.
      The Issuer agrees to pay the fees,
reasonable expenses and out-of-pocket
expenses of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Issuer from time to
time.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering American Depositary Shares or
to whom American Depositary Shares are
issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Issuer or an
exchange of stock regarding the American
Depositary Shares or Deposited Securities or
a delivery of American Depositary Shares
pursuant to Section 4.03 of the Deposit
Agreement), whichever applicable: (1) taxes
and other governmental charges, (2) such
registration fees as may from time to time be
in effect for the registration of transfers of
Shares generally on the Share register of the
Issuer or Foreign Registrar and applicable to
transfers of Shares to or from the name of
the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the delivery of
American Depositary Shares pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement, and the surrender of American
Depositary Shares pursuant to Section 2.05
or 6.02 of the Deposit Agreement, (6) a fee
of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to the Deposit
Agreement including, but not limited to
Sections 4.01 through 4.04 thereof, (7) a fee
for the distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (7) treating all such securities as
if they were Shares), but which securities are
instead distributed by the Depositary to
Owners, (8) in addition to any fee charged
under clause (6), a fee of $.02 or less per
American Depositary Share (or portion
therof) per annum for depositary services,
which will be payable as provided in clause
9 below, and (9) any other charges payable
by the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions.
      The Depositary, subject to this
Paragraph (7), may own and deal in any
class of securities of the Issuer and its
affiliates and in American Depositary
Shares.
ARTICLE 8.	PRE-RELEASE OF
RECEIPTS.
      The Depositary may issue Receipts
against the delivery by the Issuer (or any
agent of the Issuer recording Share
ownership) of rights to receive Shares from
the Issuer (or any such agent).  No such
issue of Receipts will be deemed a
Pre-Release that is subject to the restrictions
of the following paragraph.
      Unless requested in writing by the
Issuer to cease doing so, the Depositary
may, notwithstanding Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of shares
pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably appropriate, and may, with the
prior written consent of the Issuer, change
such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
Receipts upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
ARTICLE 9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by a proper instrument or
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument under the laws of
New York State, provided, however, that the
Issuer and the Depositary, notwithstanding
any notice to the contrary, may treat the
person in whose name this Receipt is
registered on the books of the Depositary as
the absolute owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes and neither the Depositary nor the
Issuer shall have any obligation or be
subject to any liability under the Deposit
Agreement to any holder of a Receipt unless
such holder is the Owner thereof.
ARTICLE 10.	VALIDITY OF
RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature
or facsimile of a duly authorized signatory
of the Depositary and if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual signature or
facsimile of a duly authorized officer of the
Registrar.
ARTICLE 11.	REPORTS;
INSPECTION OF TRANSFER BOOKS.
      The Company makes available
certain reports and documents required by
foreign law or otherwise under Rule 12g3-
2(b) under the Securities Exchange Act of
1934, as amended, at the Companys internet
web site or through an electronic
information delivery system.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the Issuer
which are both (a) received by the
Depositary or the Custodian or the nominee
of either as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Issuer.  The Depositary will also,
upon written request by the Issuer, send to
Owners of Receipts copies of such reports
when furnished by the Issuer pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Issuer shall be translated
into English.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Issuer or a matter related to the Deposit
Agreement or the Receipts.
ARTICLE 12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or the
Custodian receives any cash dividend or
other cash distribution on any Deposited
Securities, the Depositary or the Custodian,
in accordance with applicable law and
subject to the provisions of Section 4.05 of
the Deposit Agreement, will convert such
dividend or distribution, if at the time of
receipt thereof any amounts received in a
foreign currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, such dividend or
distribution into Dollars and either the
Depositary or the Custodian will as
promptly as practicable distribute the
amount thus received (net of the fees of the
Depositary, if applicable, as provided in
Section 5.09 of the Deposit Agreement) to
the Owners of Receipts entitled thereto,
provided, however, that in the event that the
Issuer or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes or other governmental
charges, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.01, 4.03 or 4.04 of
the Deposit Agreement, the Depositary will,
upon consultation with the Issuer, cause the
securities or property received by it or the
Custodian to be distributed to the Owners of
Receipts entitled thereto, in any manner that
the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.09
of the Deposit Agreement) shall be
distributed by the Depositary to the Owners
of Receipts entitled thereto as in the case of
a distribution received in cash, provided that
any unsold balance of such securities or
property may be distributed by the
Depositary to the Owners entitled thereto in
accordance with such equitable and
practicable method as the Depositary shall
have adopted.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may and shall if the Issuer
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto and the Depositary shall
distribute any unsold balance of such
property in accordance with the provisions
of the Deposit Agreement.  The Issuer or its
agent shall remit to appropriate
governmental authorities and agencies in
Brazil all amounts, if any, withheld and
owing to such authorities and agencies by
the Issuer.  The Depositary or its agent shall
remit to appropriate governmental
authorities and agencies in the United States
all amounts, if any, withheld and owing to
such authorities and agencies by the
Depositary.
      The Depositary shall forward to the
Issuer or its agent such information from its
records as the Issuer may reasonably request
to enable the Issuer or its agent to file
necessary reports with governmental
agencies.  The Depositary shall use
reasonable efforts to make and maintain
arrangements enabling Owners who are
citizens or residents of the United States to
receive any tax credits or other benefits
(pursuant to treaty or otherwise) relating to
dividend payments on the American
Depositary Shares.
ARTICLE 13.	RIGHTS.
      In the event that the Issuer shall offer
or cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary, after
consultation with the Issuer, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available in Dollars to such
Owners or, if by the terms of such rights
offering or, for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available
to such Owners, then the Depositary shall
allow the rights to lapse; provided, however,
if at the time of the offering of any rights the
Depositary determines in its discretion, after
consultation with the Issuer, that it is lawful
and feasible to make such rights available to
all Owners or to certain Owners but not to
other Owners, the Depositary, after
consultation with the Issuer, may distribute,
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.  If the
Depositary determines in its discretion, after
consultation with the Issuer, that it is not
lawful and feasible to make such rights
available to certain Owners, it may sell the
rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement) for
the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.  Neither the
Depositary nor the Issuer shall be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
      If an Owner of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to
the American Depositary Shares of such
Owner under the Deposit Agreement, the
Depositary will make such rights available
to such Owner upon written notice from the
Issuer to the Depositary that (a) the Issuer
has elected in its sole discretion to permit
such rights to be exercised and (b) such
Owner has executed such documents as the
Issuer has determined in its sole discretion
are required under applicable law.  Upon
instruction pursuant to such warrants or
other instruments to the Depositary from
such Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees of the
Depositary as set forth in such warrants or
other instruments, the Depositary shall, on
behalf of such Owner, exercise the rights
and purchase the Shares, and the Issuer shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver to
such Owner Restricted Receipts.
      If registration under the Securities
Act of 1933 of the securities to which any
rights relate is required in order for the
Issuer to offer such rights to Owners and sell
the securities upon the exercise of such
rights to Owners, the Depositary will not
offer such rights to the Owners unless and
until such a registration statement is in
effect, or unless the offering and sale of such
securities to the Owners of such Receipts are
exempt from registration under the
provisions of such Act.  The Issuer shall
have no obligation to register such rights or
such securities under the Securities Act of
1933.
ARTICLE 14.	CONVERSION OF
FOREIGN CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights in respect of such
Receipts, and if at the time of the receipt
thereof the Foreign Currency so received
can, pursuant to applicable law, be
converted into Dollars, the Depositary shall
convert or cause to be converted within one
Business Day of its or the Custodians receipt
of such Foreign Currency, by sale or in any
other manner that it may determine in
accordance with applicable law, such
Foreign Currency into Dollars.  If at the time
of conversion of such Foreign Currency into
Dollars such Dollars can, pursuant to
applicable law, be transferred outside of
Brazil for distribution to the owners entitled
thereto, such Dollars shall be distributed as
promptly as practicable to the Owners
entitled thereto or, if the Depositary shall
have distributed any rights, warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
rights, warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution or conversion may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.09.
      If conversion of Foreign Currency
into Dollars or distribution of Dollars or
non-convertible Foreign Currency can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file as promptly as
practicable such application for approval or
license; however, the Depositary shall be
entitled to rely upon Brazilian local counsel
in such matters, which counsel shall be
instructed to act as promptly as possible.
      If at any time Foreign Currency
received by the Depositary or Custodian is
not, pursuant to applicable law, convertible,
in whole or in part, into Dollars transferable
to the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the opinion of the Depositary
can not be obtained within a reasonable
time, the Depositary shall, (a) as to that
portion of the Foreign Currency that is
convertible into Dollars, make such
conversion and (i) if permitted pursuant to
applicable law, transfer such Dollars to the
United States and distribute to Owners in
accordance with the first paragraph of this
Paragraph (14) or (ii) to the extent transfer
of such Dollars to the United States is not
permitted pursuant to applicable law, hold
such Dollars as may not be transferred for
the benefit of the Owners entitled thereto,
and (b) as the non-convertible balance, if
any, (i) if requested in writing by an Owner,
distribute or cause the Custodian to
distribute the Foreign Currency (or an
appropriate document evidencing the right
to receive such Foreign Currency) received
by the Depositary or Custodian to such
Owner and, (ii) the Depositary shall hold or
shall cause the Custodian to hold any
amounts of nonconvertible Foreign
Currency not distributed pursuant to the
immediately preceding subclause (b)(i)
uninvested and without liability for interest
thereon for the respective accounts of the
Owners entitled to receive the same.
ARTICLE 15.	FIXING OF
RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date, after consultation with the
Issuer if such record date is different from
the record date applicable to the Deposited
Securities, (a) for the determination of the
Owners of Receipts who shall be (i) entitled
to receive such dividend, distribution or
rights or the net proceeds of the sale thereof
or (ii) entitled to give instructions for the
exercise of voting rights at any such
meeting, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.  The
Owners on such record date shall be entitled
as the case may be, to receive the amount
distributable by the Depositary with respect
to such dividend or other distribution or
such rights or the net proceeds or sale
thereof in proportion to the number of
American Depositary Shares held by them
respectively, and to give voting instructions
to exercise the rights of Owners under the
Deposit Agreement with respect to such
changed number of Shares and to act in
respect of any other such matter.
ARTICLE 16.	VOTING OF
DEPOSITED SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Issuer, the Depositary shall, as soon
as practicable thereafter, mail to the Owners
a notice, the form of which notice shall be
subject to the reasonable discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Issuer, (b) a statement that the Owners as of
the close of business on a specified record
date will be entitled, subject to any
applicable provision of Brazilian law and of
the Articles of Association of the Issuer and
the provisions of the Deposited Securities, to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given.  Upon the written
request of an Owner of American
Depositary Shares on such record date,
received on or before the date established by
the Depositary for such purpose, the
Depositary shall endeavor, in so far as
practicable and permitted under applicable
laws and the provisions of the Articles of
Association of the Issuer and the provisions
of the Deposited Securities, to vote or cause
to be voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares in accordance
with the instructions set forth in such
request.  The Depositary shall not vote or
attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities, other than in accordance with
such instructions.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
instruction cutoff date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
ARTICLE 17.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
par value, split-up, consolidation or any
other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Issuer or to which
it is a party, any securities which shall be
received by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, with the approval of the
Issuer, and shall, if the Issuer shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the sur render of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.  Notwithstanding
the foregoing, in the event that any security
so received may not be lawfully distributed
to some or all Owners, the Depositary may,
with the Issuers approval, and shall if the
Issuer requests, sell such securities at public
or private sale, at such place or places and
upon such terms as it may deem proper, and
may allocate the net proceeds (without
liability for interest) of such sales for the
account of the Owners otherwise entitled to
such securities upon an averaged or other
practicable basis without regard to any
distinctions among such Owners and
distribute the net proceeds so allocated to
the extent practicable as in the case of a
distribution received in cash.
ARTICLE 18.	LIABILITY OF
THE ISSUER AND DEPOSITARY.
      Neither the Depositary nor the Issuer
nor any of their directors, employees, agents
or affiliates shall incur any liability to any
Owner or holder of any Receipt, if by reason
of any provision of any present or future law
or regulation of the United States, Brazil, or
any other country, or of any other
governmental or regulatory authority or
stock exchange, or by reason of any
provision, present or future, of the Articles
of Association of the Issuer or by reason of
any provision of any securities issued or
distributed by the Issuer, or any offering or
distribution thereof, or by reason of any act
of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Issuer or any of their
directors, employees, agents or affiliates
shall be prevented, delayed or forbidden
from or be subject to any civil or criminal
penalty on account of, doing or performing
any act or thing which by the terms of the
Deposit Agreement it is provided shall be
done or performed; nor shall the Depositary
or the Issuer incur any liability to any Owner
or Beneficial Owner of a Receipt by reason
of any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, for the inability of any Owner or
Beneficial Owner to benefit from any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or holders, or for any
special, consequential or punitive damages
for any breach of the terms of the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02,
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, because of
applicable law or for any other reason such
distribution or offering may not be made
available to Owners or Beneficial Owners of
Receipts, and the Depositary may not
dispose of such distribution or offering on
behalf of such Owners or Beneficial Owners
and make the net proceeds available to such
Owners or Beneficial Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Issuer nor
the Depositary assumes any obligation or
shall be subject to any liability under the
Deposit Agreement or this Receipt to
Owners or Beneficial Owners of Receipts;
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence and
or bad faith in the performance of such
duties.  The Depositary shall not be subject
to any liability with respect to the validity or
worth of the Deposited Securities.  Neither
the Depositary nor the Issuer shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding
in respect of any Deposited Securities or in
respect the American Depositary Shares on
behalf of any Owner or Beneficial Owner or
any other person.  Neither the Depositary
nor the Issuer shall be liable for any action
or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information including, but not
limited to, any such action or nonaction
based upon any written notice, request,
direction or other document believed by it to
be genuine and to have been signed or
presented by the proper party or parties.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Depositary shall not be liable for
any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising
wholly after the removal or resignation of
the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The
Depositary and the Issuer may rely on and
shall be protected in acting upon any written
notice, request, direction or other documents
believed by them to be genuine and to have
been signed by the proper party or parties.
The Issuer agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the reasonable fees and expenses
of counsel) which may arise out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified, or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Issuer or any of its directors,
employees, agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
      The Issuer shall not indemnify the
Depositary or any Custodian against any
liability or expense arising out of
information relating to the Depositary or any
Custodian, as the case may be, furnished in
writing to the Issuer and executed by the
Depositary or the Custodian expressly for
the use in any registration statement,
prospectus or placement memorandum or
preliminary prospectus or placement
memorandum relating to the Shares
evidenced by the American Depositary
Shares.
      Any person seeking indemnification
under the Deposit Agreement (an
indemnified person) shall notify the person
from whom it is seeking indemnification
(the indemnifying person) of a
commencement of any indemnifiable action
or claim promptly after such indemnified
person becomes aware of such
commencement and shall consult in good
faith with the indemnifying person as to the
conduct of the defense of such action or
claim, which defense shall be reasonable
under the circumstances. No indemnified
person shall compromise or settle any action
or claim without the consent of the
indemnifying person.
ARTICLE 19.	RESIGNATION
AND REMOVAL OF THE
DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by 60 days written notice of its
election so to do (or a lesser amount of
notice if satisfactory to the Issuer) delivered
to the Issuer effective upon the appointment
of a successor depositary satisfactory to the
Issuer and its acceptance of such
appointment as provided in the Deposit
Agreement, which appointment shall be on
terms satisfactory to the Issuer in its sole
discretion.  The Depositary may at any time
be removed by the Issuer by 60 days written
notice of such removal effective upon the
appointment of a successor depositary
satisfactory to the Issuer and its acceptance
of such appointment as hereinafter provided,
which appointment shall be on terms
satisfactory to the Issuer in its sole
discretion.  In case at any time the
Depositary shall resign or be removed, the
Issuer shall use its best efforts to appoint a
successor depositary, which shall be a bank
or trust Issuer having an office in the
Borough of Manhattan, The City of New
York.  Every successor depositary shall
execute and deliver to its predecessor and to
the Issuer an instrument in writing accepting
its appointment under the Deposit
Agreement, and thereupon such successor
depositary, without any further act or deed,
shall become fully vested with all the rights,
powers, duties and obligations of its
predecessor; but such predecessor,
nevertheless, upon payment of all sums due
it and on the written request of the Issuer,
shall execute and deliver an instrument
transferring to such successor all rights and
powers of such predecessor under the
Deposit Agreement, shall duly assign,
transfer and deliver all right, title and
interest in the Deposited Securities to such
successor, and shall deliver to such
successor a list of the Owners of all
outstanding Receipts.  Any such successor
depositary shall promptly mail notice of its
appointment to the Owners.  Whenever the
Depositary in its discretion determines that it
is in the best interest of the Owners of
Receipts to do so, it may appoint a substitute
custodian.
ARTICLE 20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Issuer and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
ARTICLE 21.	TERMINATION
OF DEPOSIT AGREEMENT.
      The Depositary shall at any time at
the direction of the Issuer terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Issuer and
the Owners of all Receipts then outstanding
if at any time 60 days shall have expired
after the Depositary shall have delivered to
the Issuer a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in Section 5.04 of
the Deposit Agreement.  On and after the
date of termination, the Owner of a Receipt
will, upon (a) surrender of such Receipt at
the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.05 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell property
and rights as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Issuer shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.  The obligations of the Depositary
under Section 5.08 of the Deposit
Agreement shall survive the termination of
the Deposit Agreement.
ARTICLE 22.	COMPLIANCE
WITH U.S. SECURITIES LAWS.
      Notwithstanding any terms of this
Receipt or the Deposit Agreement to the
contrary, the Issuer and the Depositary have
each agreed that it will not exercise any
rights it has under the Deposit Agreement or
the Receipt to prevent the withdrawal or
delivery of Deposited Securities in a manner
which would violate the United States
securities laws, including, but not limited to
Section I A(1) of the General Instructions to
the Form F-6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
ARTICLE 23.	INFORMATION
REQUESTS.
      The Issuer may from time to time
request Owners of Receipts to provide
information as to the capacity in which such
Owners own or owned Receipts and
regarding the identity of any other persons
then or previously interested in such
Receipts and the nature of such interest and
various other matters.  The Depositary
agrees to use reasonable efforts to comply
with reasonable written instructions received
from the Issuer requesting that the
Depositary forward any such requests to the
Owner and to forward to the Issuer any such
responses to such requests received by the
Depositary.
      The Depositary and the Issuer hereby
confirm to each other that, for as long as the
Deposit Agreement is in effect, they shall
furnish to the Commisao de Valores
Mobiliarios (the CVM) and the Central
Bank of Brazil, at any time and within the
period that may be determined, with any
information and documents related to the
American Depositary Share program and the
Receipts issued hereunder.  In the event that
the Depositary or the Custodian shall be
advised in writing by reputable independent
Brazilian counsel that the Depositary or
Custodian reasonably could be subject to
criminal, or material, as reasonably
determined by the Depositary, civil, liability
as a result of the Issuer having failed to
provide such information or documents
reasonably available only through the Issuer,
the Depositary shall have the right to
terminate the Deposit Agreement, upon at
least 15 days prior notice to the Owners and
the Issuer, and the Depositary shall not be
subject to any liability thereunder on
account of such termination or such
determination.  The effect of any such
termination of the Deposit Agreement shall
be as provided in Section 6.02 of the
Deposit Agreement.
24.	SUBMISSION TO
JURISDICTION; JURY TRIAL
WAIVER.
      In the Deposit Agreement, the Issuer
has (i)   appointed Puglisi & Associates, 850
Library Avenue, Suite 204, Newark, DE
19711, as the Issuers authorized agent upon
which process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consented and submitted
to the jurisdiction of any state or federal
court in the State of New York in which any
such suit or proceeding may be instituted,
and (iii) agreed that service of process upon
said authorized agent shall be deemed in
every respect effective service of process
upon the Issuer in any such suit or
proceeding.
      EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER) THEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE ISSUER AND/OR THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE, VALIDITY
OR TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY OTHER
THEORY).
      25.	UNCERTIFICATED
AMERICAN DEPOSITARY SHARES;
DTC DIRECT REGISTRATION SYSTEM.
      Notwithstanding anything to the
contrary in the Deposit Agreement:
      (a)	American Depositary Shares
may be certificated securities evidenced by
Receipts or uncertificated securities.  The
form of Receipt annexed as Exhibit A to the
Deposit Agreement summarizes the terms
and conditions of, and will be the prospectus
required under the Securities Act of 1933
for, both certificated and uncertificated
American Depositary Shares.  Except for
those provisions of the Deposit Agreement
that by their nature do not apply to
uncertificated American Depositary Shares,
all the provisions of the Deposit Agreement
shall apply, mutatis mutandis, to both
certificated and uncertificated American
Depositary Shares.
      (b)	(i)	The term deliver, or
its noun form, when used with respect to
Receipts, shall mean (A) book-entry transfer
of American Depositary Shares to an
account at The Depository Trust Company,
or its successor (DTC), designated by the
person entitled to such delivery, evidencing
American Depositary Shares registered in
the name requested by that person,  (B)
registration of American Depositary Shares
not evidenced by a Receipt on the books of
the Depositary in the name requested by the
person entitled to such delivery and  mailing
to that person of a statement confirming that
registration or (C) if requested by the person
entitled to such delivery, delivery at the
Corporate Trust Office of the Depositary to
the person entitled to such delivery of one or
more Receipts.
      	(ii)	The term surrender,
when used with respect to Receipts, shall
mean (A) one or more book-entry transfers
of American Depositary Shares to the DTC
account of the Depositary, (B) delivery to
the Depositary at its Corporate Trust Office
of an instruction to surrender American
Depositary Shares not evidenced by a
Receipt  or (C) surrender to the Depositary
at its Corporate Trust Office of one or more
Receipts evidencing American Depositary
Shares.
      (c)	American Depositary Shares
not evidenced by Receipts shall be
transferable as uncertificated registered
securities under the laws of New York.
      (d)	The Depositary shall have a
duty to register a transfer, in the case of
uncertificated American Depositary Shares,
upon receipt from the Owner of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in subsection (f) below).  The
Depositary, upon surrender of a Receipt for
the purpose of exchanging it for
uncertificated American Depositary Shares,
shall cancel that Receipt and send the Owner
a statement confirming that the Owner is the
owner of the same number of uncertificated
American Depositary Shares that the
surrendered Receipt evidenced. The
Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in subsection (f) below) from
the Owner of uncertificated American
Depositary Shares for the purpose of
exchanging them for certificated American
Depositary Shares, shall execute and deliver
to the Owner a Receipt evidencing the same
number of certificated American Depositary
Shares.
      (e)	Upon satisfaction of the
conditions for replacement of a Receipt that
is mutilated, lost, destroyed or stolen, the
Depositary shall deliver to the Owner the
American Depositary Shares evidenced by
that Receipt in uncertificated form unless
otherwise requested by the Owner.
      (f)	(i)  The parties acknowledge
that the Direct Registration System (DRS) and Profile Modification System (Profile) shall apply to uncertificated American
Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary
Shares, to direct the Depositary to register a transfer of those American Depositary
Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
      	(ii)  In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the
parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform
Commercial Code).  For the avoidance of
doubt, the provisions of Sections 5.03 and
5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.
The parties agree that the Depositarys
reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.